Exhibit 6.17

CONSENT TO SUBLEASE
AND ASSIGNMENT OF RENTS AND SUBLEASE
THIS CONSENT TO SUBLEASE AND ASSIGNMENT OF RENTS AND SUBLEASE (this "Consent") is made as of the 26th day of July, 2019, among DB BOWERY LLC, CB BOWERY LLC, SB BOWERY LLC, AND NM BOWERY, LLC, as Landlord (collectively, "Landlord"), KIK US, INC., a Delaware corporation, as Overtenant ("Overtenant"), and, YOUNOW, INC., a Delaware corporation, as Undertenant ("Undertenant").
W I T N E S S E T H :
WHEREAS, Landlord and Overtenant are parties to that certain Standard Form of Loft Lease dated as of May l, 2015 (the "Lease"; capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Lease) demising all of the 6th floor of the building located at 161 Bowery Street, New York, New York more particularly depicted in Exhibit A to the Lease (the "Premises") to Overtenant; and
WHEREAS, Overtenant wishes to sublease all of the Premises to Undertenant and seeks Landlord's consent to such proposed sublease; and
WHEREAS, Landlord has agreed to consent to such subleasing by Overtenant, subject to and upon the terms and conditions more particularly set forth below;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Landlord hereby consents to the subletting by Overtenant to Undertenant of all of the Premises (such space, the "Sublet Premises") for a term expiring on June 29, 2020 (such subletting, the "Sublease"). This Consent shall not be construed as a consent by Landlord to, or as permitting, any other or further subletting by either Overtenant or Undertenant or any assignment of the Lease or the Sublease, and no such further assignment or subletting shall be made except in accordance with the terms and provisions of the Lease.

2.
Nothing herein contained shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Lease (except as may be otherwise herein expressly provided), or to waive any breach of Overtenant in the due keeping, observance or performance thereof, or any rights of Landlord against any person, firm, partnership, association or corporation liable or responsible for the performance thereof, or to enlarge or increase Landlord's obligations under the Lease, and all of the terms, covenants, agreements, provisions and conditions of the Lease are hereby ratified and affirmed to be in full force and effect.

3.
Overtenant shall be and remain liable and responsible for the due keeping, performance and observance throughout the term of the Lease of all of the covenants, agreements, terms, provisions and conditions therein set forth on the part of Overtenant to be kept, performed and observed and for the payment of fixed rent. additional rent and all other sums now and/or hereafter becoming payable thereunder, expressly including as such, but not limited to, additional rent, adjustments of rent and any and all charges for additional electric energy, property, material, labor, utility or other similar or dissimilar services or materials supplied, furnished or rendered by Landlord in, lo or in connection with the Premises or any part thereof, whether for or at the request of Overtenant or Undertenant.

4.
The Sublease shall be subject and subordinate at all times to the Lease, to all matters to which the Lease is or shall be subject and subordinate, and to all of the covenants, agreements, terms, provisions and conditions of the Lease and of this Consent, and Undertenant shall not do, permit or suffer anything lo be done in, or in connection with Undertenant's use or occupancy of, the Sublet Premises which would violate any of said covenants, terms, provisions and conditions.

5.
The Sublet Premises shall be used only as is expressly permitted under the Lease, including, without limitation, pursuant to Article Two and Rider Article Forty-Three thereof. Undertenant represents and warrants to Landlord that Undertenant is engaged in the broadcasting service business and that it will comply with all restrictions on and provisions regarding use contained in the Lease.

(2)

6.
Overtenant expressly authorizes Undertenant, and Undertenant agrees that upon notice from Landlord that an event of default has occurred under the Lease, Undertenant shall pay directly to Landlord all rent and other sums due and payable by Undertenant under the Sublease. Notwithstanding any such payment by Undertenant directly to Landlord, if Landlord shall exercise its rights to terminate the Lease, then the term of the Sublease shall simultaneously and automatically terminate with the term of the Lease and Undertenant shall immediately vacate and surrender the Sublet Premises. Any act or omission by the Undertenant which, if performed by the Overtenanl would constitute an event of default, shall also constitute an event of default or immediate and automatic default under the Sublease.

7.
Upon the expiration or sooner termination of the Lease, or in the case of a surrender of the Lease by Overtenant to Landlord, the Sublease and the term and estate thereby granted shall, at Landlord's election, expire and come to an end as of the effective date of such expiration, termination or surrender, and Undertenant shall vacate the Sublet Premises on or before such date. In the case of the failure of Undertenant to so vacate, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, in addition to the rights and remedies which are available to Landlord pursuant to the Lease in the event Overtenant holds over after the expiration or sooner termination of the Lease.

8.
In the event of any termination of the Lease, or the re-entry or dispossession of Overtenant by Landlord under the Lease, then the term and estate granted by the Sublease shall simultaneously expire and terminate, and Landlord shall have no further rights under the Sublease. Landlord shall be entitled to negotiate a new lease directly with Undertenant.

9.
In the event of the violation or breach by Overtenant or Undertenant of any of the covenants, agreements, terms, provisions, conditions, representations or warranties hereof. Landlord may give written notice thereof to Overtenant and Undertenant (such notice to be delivered by overnight courier service or certified mail, return receipt requested, to said parties at the Premises) and, if such violation or breach shall not have been cured within the time specified in such notice, in addition to any other rights or remedies available to Landlord at law or in equity, Landlord may deem such violation or breach to be an event of default under the Lease and may pursue any and all remedies available to Landlord under the Lease as a result thereof. Mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy at law or in equity.

10.
Notwithstanding anything to the contrary set forth in the Lease or the Sublease, no alterations, additions (electrical, mechanical or otherwise) or physical changes shall be made in the Sublet Premises, or any part thereof, without Landlord's prior written consent in each instance; and in the event Landlord shall consent thereto, all such alterations. additions or physical changes shall be in compliance with the terms of the Sublease and the Lease, respectively, relating to such alterations, additions or physical changes, and with all current rules, regulations and guidelines of Landlord which are applicable to such work.

11.
Each of Overtcnant and Undertcnant represents and warrants that attached hereto as Exhibit A are true, correct and complete fully executed copies of all documents constituting the agreement between Overtenant and Undertenant regarding the Sublease. Overtenant and Undertenant agree that Landlord is not party to the Sublease and is not bound by the provisions thereof and that the Sublease shall not be modified, supplemented or amended in any way except with the prior written consent of Landlord and Landlord shall not be bound by any modification, supplement or amendment as to which Landlord has not given such consent. Nothing herein contained shall be construed as a consent to, or approval or satisfaction by Landlord of any of the provisions of the Sublease, but merely as a consent to the act of subletting by Overtenant to Undertenant upon the terms and conditions herein set forth.

12.
As between the parties hereto, in the event of any conflict between the terms and conditions of(i) the Lease or this Consent and (ii) the Sublease, the terms and conditions of the Lease or this Consent shall govern and control, unaffected by the provisions of the Sublease. In the event of any conflict between the terms and conditions of the Lease and this Consent, the terms and conditions of this Consent shall govern and control.

13.
Undertenant covenants and agrees to maintain the same insurance required to be maintained by Overtenant under the Lease, naming Landlord as an additional insured under all such policies of insurance, which policies shall be

(3)

endorsed to provide that the full amount of a claim will be paid thereunder notwithstanding that such claim is also covered by an insurance policy held by Overtenant. Undertenant shall provide Landlord with appropriate (a) certificates of insurance of such insurance policies evidencing the coverages required to be maintained hereby and (b) endorsements to such policies evidencing the naming of Landlord as an additional insured and the foregoing waiver of subrogation, in each case in form and substance satisfactory to Landlord.

14.
Overtenant and Undertenant agree that Landlord is not responsible for the payment of any commissions or fees in connection with the Sublease and each of Overtenant and Undertenant hereby jointly and severally agrees to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorneys fees and disbursements, that may be asserted against or incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with the Sublease.

15.
(a) Overtenant does hereby bargain, sell, transfer, assign, convey, set over and deliver unto Landlord the Sublease, together with all rents, rights to receive the payment of money and other income which may now or hereafter be or become due or owing under the Sublease and any and all payments derived from or relating to the Sublease, including, without limitation, (i) claims for the recovery of damages done to the Sublet Premises, (ii) claims for damages resulting from acts of insolvency or acts of bankruptcy or otherwise, (iii) lump sum payments for the cancellation of the Sublease or the waiver of any obligation or term thereof prior to the expiration date and (iv) any and all proceeds payable under any policy of insurance covering loss of rents for any cause ((i), (ii), (iii) and (iv), collectively, the "Rents"), it being intended hereby to establish a present and complete transfer unto Landlord all of Overtenant's right, title, interest and estate in and to the Sublease and the Rents and other income arising thereunder.

(b)
Overtenant is hereby granted a license by Landlord to collect all of said Rents and other income hereinabove assigned which may become due during the term of the Lease and the Sublease until an event of default under the Lease shall have occurred and be continuing; provided, however, that Overtenant shall receive the Rents and hold the same as a trust fund, to be applied to the payment of fixed rent, additional rent and all other sums now and/or hereafter becoming payable under the Lease before using any part thereof for any other purpose.

(c)
Overtenant hereby appoints Landlord the true and lawful attorney of Overtenant with full power of substitution, and with power for Overtenant and in the name of Overtenant and/or in its name, place and stead, to demand, collect receipt and give complete acquittance for any and all Rents and other amounts herein assigned which may be or become due and payable under the Sublease, and at its discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Overtenant or otherwise, which Landlord may deem necessary or desirable in order to collect and enforce the payment of any and all Rents and other amounts herein assigned. No right shall be exercised by Landlord under this Paragraph 15 until an event of default under the Lease shall have occurred and be continuing.

(d)	Landlord is hereby vested with full power to use all measures, legal and equitable, deemed by it necessary or desirable to enforce the assignment made under this Paragraph

15.
and to collect the Rents and other sums assigned hereunder. Upon Landlord's request, Overtenant agrees to take such further acts and execute all such further instruments and documents as may be reasonably necessary in order to Landlord to perfect the security interest granted herein.

16.	The provisions of this Consent shall be governed by and construed solely in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws.

17.
If any tern, or provision of this Consent or the application thereof to any entity or individual in any circumstances shall be invalid or unenforceable to any extent, the remainder of this Consent or the application of such term or provision to the entities or individuals or in the circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby. Each term and provision of this Consent shall be valid and be enforced to the fullest extent permitted by law.

(4)

18.	All of the representations, warranties and provisions of this Consent shall survive the expiration or sooner termination of the Lease and the Sublease.

19.
Neither this Consent nor any provision hereof may be modified, changed, waived or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the modification, change, waiver or termination is sought.

20.
Except to the extent otherwise expressly provided for herein, all notices, demands, consents and approvals given under this Consent shall be in writing and shall be deemed to have been sufficiently given or served when presented personally, delivered to an overnight courier service with guaranteed next business day delivery or, if deposited in the mail, postage prepaid, certified or registered, return receipt request, addressed to the parties hereto at their respective addresses set forth in the Lease and the Sublease upon the earlier of actual receipt thereof or the fifth calendar day after such mailing. Any party may change its address by notice to all parties.

21.	This Consent may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument.
IN WITNESS WHEREOF, this Consent has been executed by each of the parties hereto as of the date first set forth above.

DB BOWERY LLC, CB BOWERY LLC, SB
BOWERY LLC, AND NM BOWERY, LLC

By :	Marx Realty & Improvement Co., Inc.,
its Agent

By:	/s/ Craig M. Deitelzweig
Craig M. Deitelzweig
President & CEO

(5)

KIK US, INC.

By:	/s/ Brandon Brunet
Brandon Brunet
Director of Finance

YOUNOW, INC.

By:	/s/ Alejandro Moreno - Paz
Name: Alejandro Morena - Paz
Title VP Finance

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
On this 30th day of July , 2019 before me, the undersigned, a Notary Public in and for said State, personally appeared CRAIG M. DEITELZWEIG, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

TONING
/s/ Toni Ng		NOTARY PUBLIC, STATE OF NEW YORK
Notary Public		QUALIFIED IN QUEENS COUNTY
LIC. #01NG6323930
My commission expires:	4/27/2023	COMM. EXP.	4/27/23
I, RYAN TODD TREMBLAY, a Notary Public in and for the Province of Ontario duly appointed and residing in BRESLAU, ONTARIO, do hereby certify and attest that, before me, on July 26th. 2019, personally appeared:
BRANDON BRUNET
known to me or proven on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged that they executed the same for the purposes therein contained.
IN WITNESS WHEREOF I have signed my name and affixed my notarial seal of office to this certificate at KITCHENER, ONTARIO dated on July 26th. 2019.

/s/ Ryan Tremblay
A notary Public in and for the Province of Ontario.

My appointment does not expire

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
On this 29 day of July 2019, before me, the undersigned, a Notary Public in and for said State, personally appeared Alejandro Moreno Paz , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Taylor Hernandez
Notary Public

My commission expires:	7/9/2022